EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


               We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Mediware Information Systems, Inc. and subsidiaries of our report dated August 23, 1996 (October 28, 1996 with respect to Note E(1)) which is included in the annual report on Form 10-KSB for the year ended June 30, 1996.



/s/ Richard A. Eisner & Company, LLP
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New York, New York
October 28, 1996


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